Exhibit 99.1

PRESS RELEASE

InfoSonics Announces Strategic Name Change

to Cool Holdings, Inc.

“Focus on Profitable Growth of Premium Retail Brands”

MIAMI, June 14, 2018 – InfoSonics Corporation (NASDAQ: IFON) today announced that it has changed its name to Cool Holdings, Inc. (the “Company”), effective today.  The Company’s stock symbol remains unchanged at this time, but the name change resulted in a new CUSIP number (21640C 105) for the Company’s common stock offered on the Nasdaq Capital Market.  The Company intends to soon launch a new corporate website at www.coolholdings.com, which will include a new investor relations section containing stock information, corporate governance information and other materials of interest to investors.

“The name change to Cool Holdings represents a shift and diversification of our strategy,” said Andy DeFrancesco, Chairman of the Board.  “Effective today our focus is to continue the expansion of our strong partnership with Apple®, one of the world’s largest and most iconic brands, and to exploit additional investment and acquisition opportunities of minority and majority interests in other premium retail brands to accelerate profitable growth.”

“We will continue expanding the retail footprint of our OneClick® branded stores to become the largest authorized reseller of Apple® products and services in the Americas.  Cool Holdings will fully leverage the experience and successful track record of our board of directors and strategic investors, who have been involved in other premium brands such as Cold Stone Creamery, Pinkberry Frozen Yogurt, Blimpie Subs, Taco Time, Jamba Juice and Aphria MMJ.  We believe that our team’s global network, retail operational experience, ability to acquire prime retail locations and storefronts, coupled with our marketing and execution ability and commitment to success will translate to profitable growth of our Company, and ultimately to handsome returns to our shareholders.”

About Cool Holdings, Inc.

Cool Holdings is a Miami-based company focusing on premium retail brands.  It is currently comprised of OneClick®, a chain of retail stores and an authorized reseller under the Apple® Premier Partner, APR (Apple® Premium Reseller) and AAR MB (Apple® Authorized Reseller Mono-Brand) programs; Icon Networks, an authorized distributor to the OneClick® stores and other resellers of Apple® products and other high-profile consumer electronic brands; and verykool®, a brand of wireless handsets, tablets and related products the Company sells to carriers, distributors and retailers in Latin America. Additional information can be found on its websites at www.infosonics.com, www.cooltech.co/site/, www.oneclickstore.com and www.verykool.net.

Forward-looking and cautionary statements

Forward-looking statements in this press release and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, including those related to acquisition of premium retail brand operations, expansion of our OneClick® retail store base, continuation of our license agreements with Apple®, comparisons to other successful retail operations, reliance upon the expertise of others and achievement of profitable growth, involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements, including actions by third parties, such as Apple®. These factors include, but are not limited to, risks arising from prevailing market conditions and the impact of general economic industry or political conditions in the United States or globally. A list and description of these and other risk factors can be found in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which can be reviewed at www.sec.gov. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

All product names, logos, and brands are property of their respective owners. All company, product and service names used in this website are for identification purposes only. Use of these names, logos, and brands does not imply endorsement.

Contact:

Vernon A. LoForti
vern.loforti@infosonics.com
858-373-1675

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